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                                                                   EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                       COMMUNITY BANKS OF THE SOUTH, INC.

     The undersigned, acting as incorporator, and for the purpose of forming a corporation under and pursuant to the laws of the State of Florida, adopts the following Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation shall be COMMUNITY BANKS OF THE SOUTH, INC., and its mailing address and initial principal place of business shall be at 250 North Orange Avenue, in the City of Orlando, Orange County, Florida.

                                   ARTICLE II

         The corporation shall be authorized to issue 10,000,000 shares of a single class of common stock, par value $1.00 per share.

                                   ARTICLE III

         The street address of the corporation's initial registered office is 20 North Orange Avenue, Suite 1000, Orlando, Florida 32801, and the name of the initial registered agent at that office is Rod Jones.

                                   ARTICLE IV

         The name and address of the incorporator is Rod Jones, 20 North Orange Avenue, Suite 1000, Orlando, Florida 32801.

         IN WITNESS of the foregoing, the undersigned incorporator has signed these Articles of Incorporation this 23rd day of March, 1999.

                                         /s/ ROD JONES
                                         ---------------------------------
                                         ROD JONES, Incorporator



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                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                       COMMUNITY BANKS OF THE SOUTH, INC.

         Pursuant to the provisions of section 607.1002, Florida Statutes, COMMUNITY BANKS OF THE SOUTH, INC., a Florida profit corporation, adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:

         Article I of the Articles of Incorporation of COMMUNITY BANKS OF THE SOUTH, INC., is hereby amended to read:

                                    ARTICLE I

         The name of the corporation shall be SOUTHERN COMMUNITY BANCORP, and its mailing address and initial principal place of business shall be at 250 North Orange Avenue in the City of Orlando, Orange County, Florida.

SECOND:

         The foregoing amendment was adopted by the Board of Directors of the Corporation on September 16, 1999 without shareholder action, which was not required pursuant to section 607.1002(6), Florida Statutes.

         Signed this 17th day of September, 1999.

                           /s/ CHARLIE W. BRINKLEY, JR
                           --------------------------------------------------
                           CHARLIE W. BRINKLEY, JR., Chairman and CEO



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